EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in Registration Statement No. 33-97030 of AES China Generating Co. Ltd. Incentive Stock Option Plan on Form S-8 dated September 18, 1995 of our report dated January 31, 1997 appearing in this Annual Report on Form 10-K/A of AES China Generating Co. Ltd. for the year ended November 30, 1996.


DELOITTE TOUCHE TOHMATSU


Hong Kong
March 24, 1997